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                                                                    EX-99.23.j.i

CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use of our report dated January 18, 2001 for the Ariston Convertible Securities Fund and the Ariston Internet Convertible Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 53 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Accountants" in the Statement of Additional Information.


McCurdy & Associates CPA's, Inc.

/s/
Cleveland, Ohio
May 15th, 2001